                                                                    EXHIBIT 99.2

                            INKSURE TECHNOLOGIES INC.

         SUBSCRIPTION AGREEMENT ("Subscription Agreement") made as of this __ day of ________ 2002 between InkSure Technologies Inc., a corporation organized under the laws of the State of Delaware with offices at 9 West Railroad Avenue, Tenafly, New Jersey 07670 (the "Company"), and the undersigned (the "Subscriber").

         WHEREAS, the Company desires to issue a minimum of 50 (the "Minimum Offering") and a maximum of 60 (the "Maximum Offering") units ("Units") in a private placement (the "Offering") on the terms and conditions set forth herein and in the Confidential Private Placement Memorandum dated May 17, 2002 (together with all the Exhibits thereto, the "Memorandum"), and the Subscriber desires to acquire the number of Units set forth on the signature page hereof;

         WHEREAS, each Unit shall consist of: (i) 62,112 shares (the "Unit Shares") of the Company's common stock, $.01 par value (the "Common Stock"), and
(ii) five-year warrants (the "Warrants") to purchase 21,739 shares of Common Stock (the "Warrant Shares") at an exercise price of $2.17 per share;

         WHEREAS, the Warrants shall be governed by a warrant agreement among the Company and each of the subscribers in the Offering, the form of which is attached as Exhibit C to the Memorandum (the "Warrant Agreement");

         WHEREAS, the Unit Shares purchased by the Subscriber pursuant to this Subscription Agreement and the Warrant Shares are entitled to registration rights on the terms set forth in this Subscription Agreement;

         WHEREAS, Commonwealth Associates, L.P. is acting as placement agent (the "Placement Agent") for the Offering pursuant to a placement agency agreement (the "Agency Agreement") by and between the Company and the Placement Agent dated May 17, 2002;

         WHEREAS, consummation of the Offering is subject to the Company entering into a definitive agreement (the "Merger Agreement") to merge (the "Merger") with Lil Marc, Inc. ("Lil Marc"), a publicly traded company that currently has no operations and that trades on the over-the-counter market with quotations published on the NASD OTC Bulletin Board; and

         WHEREAS, the Subscriber is delivering simultaneously herewith a completed confidential investor questionnaire (the "Questionnaire").

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

         I. SUBSCRIPTION FOR UNITS AND REPRESENTATIONS BY AND COVENANTS OF SUBSCRIBER

                  1.1 Subscription for Units. Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Units as is set forth upon the signature page hereof at a price equal to $100,000 per Unit and the Company agrees to sell such Units to the Subscriber for said purchase price, subject to the Company's right, in its sole discretion, and the Placement Agent's right, in its sole discretion, to (a) sell to the Subscriber such lesser number of Units as they may, in their sole discretion, deem necessary or desirable without any prior notice to or further consent by the Subscriber or (b) reject this subscription, in whole or in part, at any time prior to a Closing (as defined below) with respect to this subscription. The purchase price is payable by certified or bank check made payable to "First Republic Trust Company as escrow agent for InkSure Technologies Inc." or by wire transfer of funds, contemporaneously with the execution and delivery of this Subscription Agreement. First Republic Trust Company (the "Escrow Agent") shall act as such in accordance with the terms and conditions of an escrow agreement to be entered into by and among the Placement Agent, the Company and the Escrow Agent. The Common Stock and Warrants shall be delivered by the Company within five (5) business days following the consummation of the Offering as set forth in Article III hereof.

                  1.2 The Merger. The Subscriber acknowledges that the Offering is subject to the execution of the Merger Agreement. The terms of the Merger Agreement require the approval of the Merger by the stockholders of the Company. In furtherance of the foregoing, the Subscriber hereby irrevocably constitutes and appoints Mr. Lee Provow (or such other designee of the Placement Agent) as its proxy and attorney-in-fact with full power of substitution, and acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable, to vote such Subscriber's Units Shares and Warrant Shares, if any, in favor of the Merger and execute and deliver any written consents of stockholders, ballots and any other documents necessary or desirable to approve the Merger and carry out the transactions contemplated by the Merger Agreement. Accordingly, the Subscriber will not have the appraisal rights set forth in Section 262 of the Delaware General Corporation Law, a copy of which is attached hereto as Annex A, with respect to the Merger. For the purposes of this Subscription Agreement, references to "Common Stock" and "Warrants" shall be deemed, if applicable, to also refer to the common stock and warrants of Lil Marc received in exchanged for the Common Stock and Warrants of the Company pursuant to the Merger, unless the context requires otherwise.

                  1.3 Reliance on Exemptions. The Subscriber acknowledges that the Offering has not been reviewed by the United States Securities and Exchange Commission (the "SEC") or any state agency because it is intended to be a nonpublic offering exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and state securities laws. The Subscriber understands that the Company is relying in part upon the truth and accuracy of, and the Subscriber's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Units.

                  1.4 Investment Purpose. The Subscriber represents that the Unit Shares and Warrants comprising the Units are being purchased for its own account, for investment purposes only and not for distribution or resale to others in contravention of the registration requirements of the 1933 Act. The Subscriber agrees that it will not sell or otherwise transfer the Unit Shares, the Warrants or the Warrant Shares (collectively, the "Securities") unless they are registered under the 1933 Act or unless an exemption from such registration is available.

                  1.5 Accredited Investor. The Subscriber represents and warrants that it is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the 1933 Act, as indicated by its responses to the Questionnaire, and that it is able to bear the economic risk of any investment in the Units. The Subscriber further represents and warrants that the information furnished in the Questionnaire is accurate and complete in all material respects.

                  1.6 Risk of Investment. The Subscriber recognizes that the purchase of Units involves a high degree of risk in that: (a) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Securities; (b) transferability of the Securities is limited; and (c) the Company may require substantial additional funds to operate its business and there can be no assurance that the Maximum Offering will be completed, that the Merger will be consummated or that any other funds will be available to the Company, in addition to all of the other risks set forth in the Company's Memorandum.

                  1.7 Prior Investment Experience. The Subscriber acknowledges that he has prior investment experience, including investment in non-listed and non-registered securities and that he recognizes the highly speculative nature of this investment.

                  1.8 Information. The Subscriber acknowledges careful review of: (a) the Memorandum, (b) this Subscription Agreement, and (c) all exhibits, schedules and appendices which are part of the aforementioned documents (collectively, the "Offering Documents"), and hereby represents that: (i) the Subscriber has been furnished by the Company during the course of this transaction with all information regarding the Company which it has requested;
(ii) that the Subscriber has been afforded the opportunity to ask questions of and receive answers from duly authorized officers of the Company concerning the terms and conditions of the Offering, and any additional information which it has requested; and (iii) the Subscriber, if it has requested, has been given the opportunity by the Placement Agent to review the Agency Agreement.

                  1.9 No Representations. The Subscriber hereby represents that, except as expressly set forth in the Offering Documents, no representations or warranties have been made to the Subscriber by the Company or any agent, employee or affiliate of the Company, including the Placement Agent, and in entering into this transaction the Subscriber is not relying on any information other than that contained in the Offering Documents and the results of independent investigation by the Subscriber.

                  1.10 Tax Consequences. The Subscriber acknowledges that the Offering may involve tax consequences and that the contents of the Offering Documents do not contain tax advice or information. The Subscriber acknowledges that he must retain his own professional advisors to evaluate the tax and other consequences of an investment in the Units.

                  1.11 Transfer or Resale. The Subscriber acknowledges that there is no public market for any of the Company's securities. The Subscriber further acknowledges that there is a limited public market for the securities of Lil Marc and there can be no assurance that a more active public market for the securities of Lil Marc will ever develop. The Subscriber understands that Rule 144 (the "Rule") promulgated under the 1933 Act requires, among other conditions, a one-year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the 1933 Act. The Subscriber understands that the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or its dissemination to the public of any current financial or other information concerning the Company, as is required by the Rule as one of the conditions of its availability. The Subscriber understands and hereby acknowledges that the Company is under no obligation to register the securities comprising the Units under the 1933 Act, with the exception of certain registration rights covering the resale of the Unit Shares purchased by the Subscriber pursuant to this Subscription Agreement and the Warrant Shares set forth in Article IV herein. The Subscriber consents that the Company may, if it desires, permit the transfer of the Securities out of the Subscriber's name only when the Subscriber's request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the 1933 Act or any applicable state "blue sky" laws.

                  1.12 Lock-up. The Subscriber understands and agrees that the Unit Shares, the Warrants and the Warrant Shares are subject to a lock-up for a period of at least six months following the closing of the Merger. In furtherance of the foregoing, the Subscriber agrees that he, she, or it shall not, directly or indirectly, offer, sell, pledge, contract to sell, transfer the economic risk of ownership in, make any short sale, grant any option to purchase or otherwise dispose of the Unit Shares, the Warrants or the Warrant Shares purchased pursuant to this Subscription Agreement, or enter into any Hedging Transaction (as defined below) relating to the foregoing securities (each of the foregoing referred to as a "Disposition") for a period of at least six months after the closing of the Merger (the "Lock-Up Period") unless the Company otherwise agrees in writing. The foregoing restriction is expressly intended to preclude the Subscriber from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. In order to enforce the foregoing covenants, the Subscriber hereby agrees that the Company may impose stop transfer instructions with respect to the securities held by the Subscriber until the end of such period.

                  1.13 No Hedging Transactions. The Subscriber hereby agrees not to engage in any Hedging Transaction until such time as the Unit Shares, Warrants and Warrant Shares, as applicable, have been registered for resale under the 1933 Act or may otherwise be sold in the public market without an effective registration statement under the 1933 Act. "Hedging Transaction" means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Company's Common Stock or any rights, warrants, options or other securities that are convertible into, or exercisable or exchangeable for, Common Stock.

                  1.14 Placement Agent. The Subscriber agrees that neither the Placement Agent nor any of its directors, officers, employees or agents shall be liable to any Subscriber for any action taken or omitted to be taken by it in connection therewith, except for willful misconduct or gross negligence.

                  1.15 Legends. The Subscriber understands that the certificates representing the Securities, until such time as they have been registered under the 1933 Act, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED
                  (I) IN THE ABSENCE OF (A) AN EFFECTIVE
                  REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS, OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Registrable Security (as defined herein) upon which it is stamped, if (a) such Registrable Securities are being sold pursuant to a registration statement under the 1933 Act, (b) such holder delivers to the Company an opinion of counsel, in a reasonably acceptable form, to the Company that a disposition of the Registrable Securities is being made pursuant to an exemption from such registration, or (c) such holder provides the Company with reasonable assurance that a disposition of the Registrable Securities may be made pursuant to the Rule without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.

                  1.16 No General Solicitation. The Subscriber represents that the Subscriber was not induced to invest by any form of general solicitation or general advertising including, but not limited to, the following: (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the news or radio; and
(b) any seminar or meeting whose attendees were invited by any general solicitation or advertising.

                  1.17 Validity; Enforcement. If the Subscriber is a corporation, partnership, trust or other entity, the Subscriber represents and warrants that: (a) it is authorized and otherwise duly qualified to purchase and hold the Units; and (b) that this Subscription Agreement has been duly and validly authorized, executed and delivered and constitutes the legal, binding and enforceable obligation of the undersigned. If the Subscriber is an individual, the Subscriber represents and warrants that this Subscription Agreement has been duly and validly executed and delivered and constitutes the legal, binding and enforceable obligation of the undersigned.

                  1.18 Address. The Subscriber hereby represents that the address of the Subscriber furnished by the Subscriber at the end of this Subscription Agreement is the undersigned's principal residence if the Subscriber is an individual or its principal business address if it is a corporation or other entity.

                  1.19 Foreign Subscriber. If the Subscriber is not a United States person, such Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities comprising the Units or any use of this Subscription Agreement, including: (a) the legal requirements within its jurisdiction for the purchase of the Units; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities comprising the Units. Such Subscriber's subscription and payment for, and his or her continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of the Subscriber's jurisdiction.

                  1.20 NASD Member. The Subscriber acknowledges that if it is a Registered Representative of a NASD member firm, the Subscriber must give such firm notice required by the NASD's Rules of Fair Practice, receipt of which must be acknowledged by such firm on the signature page hereof.

                  1.21 Increase in Maximum Offering. The Subscriber acknowledges that the Maximum Offering may be increased by up to 15 Units to a total of 75 Units ($7,500,000) without notice to Subscribers.

                  1.22 Entity Representation. If the undersigned Subscriber is a partnership, corporation, trust or other entity, such partnership, corporation, trust or other entity further represents and warrants that: (a) it was not formed for the purpose of investing in the Company; (b) it is authorized and otherwise duly qualified to purchase and hold the Units; and (c) that this Subscription Agreement has been duly and validly authorized, executed and delivered and constitutes the legal, binding and enforceable obligation of the undersigned.

         II.      REPRESENTATIONS BY THE COMPANY

         The Company represents and warrants to the Subscriber, except as set forth in the disclosure schedules attached hereto:

                  2.1 Organization and Qualification. The Company is duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized, and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Subscription Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company, or on the transactions contemplated hereby, or by the other Offering Documents or the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Offering Documents. The Company does not have any operating subsidiaries other than as set forth in the Offering Documents and all of the non-operating subsidiaries are wholly-owned by the Company.

                  2.2 Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Subscription Agreement and the other Offering Documents, to perform its obligations under the Offering Documents, and to issue the Securities in accordance with the terms of the Offering Documents. When executed and delivered by the Company, the execution and delivery of the Offering Documents by the Company and the consummation by the Company of the transactions contemplated by the Offering Documents, including without limitation the issuance of the Securities, will have been duly authorized by the Company's board of directors and no further consent or authorization is required from the Company's board of directors or its stockholders.

                  2.3 Issuance of Securities. The issuance, sale and delivery of the Securities have been duly authorized by all requisite corporate action by the Company and, upon issuance in accordance with the Offering Documents, shall be (a) duly authorized, validly issued, fully paid and non-assessable, and (b) free from all taxes, liens and charges with respect to the issue thereof.

                  2.4 No Conflicts. The execution, delivery and performance of the Offering Documents by the Company and the consummation by the Company of the transactions contemplated therein, will not (a) result in a violation of the Company's Certificate of Incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock of the Company, or the Company's bylaws, (b) conflict with, or constitute a default or an event which with notice or lapse of time or both would become a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, lease, license or instrument, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations and the rules and regulations of The Nasdaq Stock Market, Inc.) applicable to the Company or by which any property or asset of the Company is bound or affected.

                  2.5 Financial Statements. As of their respective dates, the financial statements of the Company included in the Offering Documents complied as to form in all material respects with applicable accounting requirements. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that will not be material).

                  2.6 Absence of Litigation. Except as set forth in the Offering Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body, or arbitrator pending or, to the knowledge of the Company, threatened against the Company or any of the Company's officers or directors in their capacities as such which would have a Material Adverse Effect.

                  2.7 Securities Law Compliance. The offer, offer for sale, and sale of the Units have not been registered with the SEC. The Units are to be offered for sale and sold in reliance upon the exemptions from the registration requirements of Section 5 of the 1933 Act. The Company will conduct the Offering in compliance with the requirements of Regulation D under the 1933 Act.

                  2.8 Disclosure. None of the representations and warranties of the Company appearing in this Subscription Agreement or any information appearing in any of the Offering Documents, when considered together as a whole, contains, or on any Closing Date (as defined in Section 3.1 below) will contain, any untrue statement of a material fact or omits, or on any Closing Date will omit, to state any material fact required to be stated herein or therein in order for the statements herein or therein, in light of the circumstances under which they were made, not to be misleading.

         III.     TERMS OF SUBSCRIPTION

                  3.1 Offering Period. The subscription period will begin as of May 17, 2002 and will terminate at 11:59 PM Eastern time on June 16, 2002, unless extended by mutual agreement of the Company and the Placement Agent for up to an additional 30 days (the "Termination Date"). Provided that at least the Minimum Offering shall have been subscribed for, funds representing the sale thereof shall have cleared, all conditions to closing set forth in the Agency Agreement have been satisfied or waived, and neither the Company nor the Placement Agent have notified the other that they do not intend to effect a closing of the Minimum Offering (the "Initial Closing"), the Initial Closing shall take place at the offices of counsel to the Placement Agent, Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166 (but in no event later than three days following the Termination Date, which closing date may be accelerated or adjourned by agreement between the Company and the Placement Agent). At the Initial Closing, payment for the Units to be issued and sold by the Company shall be made against issuance and delivery of the Unit Shares and Warrants comprising such Units. In addition, subsequent closings of the Offering (if applicable) may be scheduled at the discretion of the Company and Placement Agent, each of which shall be deemed a "Closing" hereunder. The date of the last closing of the Offering is hereinafter referred to as the "Final Closing" and the date of any Closing hereunder is hereinafter referred to as a "Closing Date."

                  3.2 Expenses; Fees. Simultaneously with payment for and delivery of the Units at each Closing, the Company shall pay to the Placement Agent a cash fee equal to 8.5% of the gross proceeds of the Units sold and shall issue to the Placement Agent and its designees five-year warrants (the "Agent's Warrants") to purchase that number of shares of Common Stock as equals 10% of the aggregate number of shares of Common Stock sold in the Offering on a fully-diluted basis that gives effect to the exercise of the Warrants. The terms and conditions of the Agent's Warrants shall be substantially similar to those of the Warrants except that the Agent's Warrants shall have an exercise price of $1.61 per share and shall not be redeemable by the Company. The Company shall also reimburse the Placement Agent for actual out-of-pocket expenses incurred in connection with the Offering up to an aggregate of $80,000 including, without limitation, the reasonable fees and expenses of its counsel (Greenberg Traurig, LLP), due diligence investigation expenses, travel and mailing expenses. In addition, the Company shall also pay all expenses in connection with the qualification of the Securities under the blue sky laws of the states which the Placement Agent shall reasonably designate, including legal fees (up to an aggregate of $3,000), filing fees and disbursements of Placement Agent's counsel in connection with such blue sky matters.

                  3.3 Escrow. Pending the sale of the Units, all funds paid hereunder shall be deposited by the Company in escrow with the Escrow Agent. If the Company shall not have obtained the Minimum Offering on or before the Termination Date, then this subscription shall be void and all funds paid hereunder by the Subscriber, without interest, shall be promptly returned to the Subscriber, subject to Section 3.5 hereof.

                  3.4 Certificates. The Subscriber hereby authorizes and directs the Company, at each Closing, to deliver the Common Stock and Warrants to be issued to such Subscriber pursuant to this Subscription Agreement either (a) to the Subscriber's address indicated in the Questionnaire, or (b) directly to the Subscriber's account maintained with the Placement Agent, if any.

                  3.5 Return of Funds. The Subscriber hereby authorizes and directs the Company to return any funds for unaccepted subscriptions to the same account from which the funds were drawn, including any customer account maintained with the Placement Agent.

         IV.      REGISTRATION RIGHTS

                  4.1 Automatic Registration. The Company hereby agrees with the holders of the Securities or their transferees (other than a transferee who acquires shares pursuant to Rule 144 or an effective registration statement) (collectively, the "Holders") that no later than six months following the date of the closing of the Merger, the Company shall prepare and file a registration statement under the 1933 Act with the SEC covering the resale of the Unit Shares and the Warrant Shares (the "Registrable Securities"), and the Company will use its best efforts to cause such registration to become effective as soon as practicable but no later than within nine months following the date of the closing of the Merger. In the event that the Company's registration statement has not been declared effective by the SEC within nine months following the date of the closing of the Merger (or ten months to the extent necessary to comply with comments by the SEC) or if the registration statement has been suspended beyond 30 days during each year prior to the second anniversary of the closing of the Merger or beyond 90 days in any year thereafter, the then current exercise price for the Warrants shall be reduced by 5% for each month (or portion thereof) until such time as the registration is effective or the suspension ceases and the prospectus may be used. The Company's obligation to keep the registration statement effective shall continue until the earlier of the date that all of the Registrable Securities have been sold thereunder or are eligible pursuant to Rule 144(k) under the 1933 Act (as evidenced by an opinion of counsel).

                  4.2 Registration Procedures. To the extent required by
Section 4.1, the Company will:

                  (a) prepare and file with the SEC a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective;

                  (b) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective;

                  (c) furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

                  (d) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Holders may reasonably request in writing within 20 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or subject itself to general taxation in any such jurisdiction;

                  (e) notify the Holders, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                  (f) notify the Holders promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

                  (g) prepare and file with the SEC, promptly upon the request of any Holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Holders (and concurred in by counsel for the Company), is required under the 1933 Act or the rules and regulations thereunder in connection with the distribution of Common Stock by such Holders;

                  (h) prepare and promptly file with the SEC and promptly notify such Holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the 1933 Act, any event shall have occurred the result of which is that any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

                  (i) advise the Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

                  The Holders shall cooperate with the Company in providing the information necessary to effect the registration of their Registrable Securities, including completion of customary questionnaires. Failure to do so may result in exclusion of such Holders' Registrable Securities from the registration statement.

                  4.3 Expenses.

                  (a) With respect to any registration required pursuant to
Section 4.1 hereof, the fees, costs and expenses of and incidental to such registration, inclusion and public offering (as specified in paragraph (b) below) shall be borne by the Company.

                  (b) The fees, costs and expenses of registration to be borne by the Company as provided in paragraph (a) above shall include, without limitation, all registration, filing, and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified. Fees and disbursements of one counsel for all the Holders shall be borne by the Company; provided, that such fees and disbursements shall be limited to $25,000. Fees and disbursements of accountants for the Holders and any other expenses incurred by the Holders not expressly included above (including, without limitation, underwriting discounts and commissions) shall be borne by the Holders.

                  4.4 Indemnification.

                  (a) The Company will indemnify and hold harmless each Holder of Registrable Securities that are included in a registration statement pursuant to the provisions of Sections 4.1 hereof, its directors and officers, and any underwriter (as defined in the 1933 Act) for such Holder and each person, if any, who controls such Holder or such underwriter within the meaning of the 1933 Act, from and against, and will reimburse such Holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such Holder or any such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expenses arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of such Holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof. Notwithstanding anything to the contrary contained herein, the Company shall not be required to indemnify or hold harmless any such person with respect to any such loss, damage, liability, cost or expense arising out of or based upon (A) (i) any failure by such person to give any purchaser of Registrable Securities at or prior to the written confirmation of such sale, a copy of the most recent prospectus, (ii) any prospectus used after such time as the Company advised such person that the filing of a post effective amendment or supplement thereto was required, except the prospectus as so amended or supplemented, or (iii) any prospectus used after such time as the Company's obligation to keep the Registration Statement effective and current has expired or been suspended hereunder, provided, that the Company has so advised such person; (B) shall not apply to amounts paid in settlement of any claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (C) with respect to any preliminary prospectus, shall not inure to the benefit of any such person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company pursuant to the terms of this Agreement, and such person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a claim and such person, notwithstanding such advice, used it.

                  (b) Each Holder of Registrable Securities that are included in a registration statement pursuant to the provisions of Section 4.1 hereof will indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the 1933 Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of such Holder specifically for use in the preparation thereof.

                  (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 4.4 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph
(a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise under this Section except to the extent the defense of the claim is prejudiced. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, provided, however, if counsel for the indemnifying party concludes that a single counsel cannot under applicable legal and ethical considerations, represent both the indemnifying party and the indemnified party, the indemnified party or parties have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties; provided that there shall be no more than one such separate counsel. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph
(a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has, in its sole discretion, authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

         V.       MISCELLANEOUS

                  5.1 Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Subscription Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally, (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), or (c) one (1) business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                           If to the Company:

                           InkSure Technologies Inc.
                           9 West Railroad Avenue
                           Tenafly, New Jersey 07670
                           Telephone:       201-894-9961
                           Facsimile:       201-894-9962
                           Attention:       Chief Executive Officer

                           With a copy to:

                           Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Chrysler Center
                           666 Third Avenue
                           New York, New York 10017
                           Telephone:       212-935-3000
                           Facsimile:       212-983-3115
                           Attention:       Kenneth Koch, Esq.

If to the Subscriber, to its address and facsimile number set forth at the end of this Subscription Agreement, or to such other address and/or facsimile number and/or to the attention of such other person as specified by written notice given to the Company five (5) days prior to the effectiveness of such change. Written confirmation of receipt (a) given by the recipient of such notice, consent, waiver or other communication, (b) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, or (c) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (a), (b) or (c) above, respectively.

                  5.2 Entire Agreement; Amendment. This Subscription Agreement supersedes all other prior oral or written agreements between the Subscriber, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Subscription Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Subscriber makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Subscription Agreement may be amended or waived other than by an instrument in writing signed by the Company and the holders of at least a majority of the Securities then outstanding (determined on an as converted to Common Stock basis) (or if prior to the Closing, the Subscribers purchasing at least a majority of the Units to be purchased at the Closing). No such amendment shall be effective to the extent that it applies to less than all of the holders of the Securities then outstanding.

                  5.3 Severability. If any provision of this Subscription Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Subscription Agreement in that jurisdiction or the validity or enforceability of any provision of this Subscription Agreement in any other jurisdiction.

                  5.4 Governing Law; Jurisdiction; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Subscription Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and Federal courts sitting in the Southern District of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Subscription Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this Subscription Agreement or any transaction contemplated hereby.

                  5.5 Headings. The headings of this Subscription Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Subscription Agreement.

                  5.6 Successors And Assigns. This Subscription Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Subscription Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority the Securities then outstanding, except by merger or consolidation. The Subscriber shall not assign its rights hereunder without the consent of the Company, which consent shall not be unreasonably withheld.

                  5.7 No Third Party Beneficiaries. This Subscription Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  5.8 Survival. The representations and warranties of the Company and the Subscriber contained in Articles I and II and the agreements set forth this Article V shall survive the Final Closing for a period of two years.

                  5.9 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Subscription Agreement and the consummation of the transactions contemplated hereby.

                  5.10 No Strict Construction. The language used in this Subscription Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  5.11 Legal Representation. The Subscriber acknowledges that:
(a) it has read this Subscription Agreement and the exhibits hereto; (b) it understands that the Company has been represented in the preparation, negotiation, and execution of this Subscription Agreement by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Company; (c) it understands that the Placement Agent has been represented by Greenberg Traurig, LLP, counsel to the Placement Agent, and that such counsel has not represented and is not representing the Subscriber; (d) it has either been represented in the preparation, negotiation, and execution of this Subscription Agreement by legal counsel of its own choice, or has chosen to forego such representation by legal counsel after being advised to seek such legal representation; and (e) it understands the terms and consequences of this Subscription Agreement and is fully aware of its legal and binding effect.

                  5.12 Expenses of Enforcement. The Company shall pay all fees and expenses (including reasonable fees and expenses of counsel and other professionals) incurred by the Subscriber or any successor holder of Securities in enforcing any of its rights and remedies under this Subscription Agreement.

                  5.13 Confidentiality. The Subscriber acknowledges that the information contained in the Offering Documents is of a confidential nature and that the Subscriber shall treat it in a confidential manner, and that it will not, directly or indirectly, disclose or permit, if applicable, its affiliates or representatives to disclose any of such information to any other person or e-mail or reproduce any of the Offering Documents, or to make accessible to anyone, the confidential information concerning or relating to the business or financial affairs of the Company contained in the Offering Documents to which it has become privy by reason of this Subscription Agreement until such information has been publicly disclosed by the Company or until such information is no longer material, in whole or in part without the prior written consent of the Company. The Subscriber further acknowledges that its confidentiality and other obligations shall apply to any non-public information relating to the Company or the Units which is provided to the Subscriber subsequent to the delivery of the Offering Documents.

                  5.14 Counterparts. This Subscription Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

         IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the day and year first written above.

------------------------------------------         ------------------------------------------
Signature of Subscriber                            Signature of Co-Subscriber

------------------------------------------         ------------------------------------------
Name of Subscriber                                 Name of Co-Subscriber
[please print]                                     [please print]

------------------------------------------         ------------------------------------------
Address of Subscriber                              Address of Co-Subscriber

------------------------------------------         ------------------------------------------
Social Security or Taxpayer Identification         Social Security or Taxpayer Identification
Number of Subscriber                               Number of Co-Subscriber

------------------------------------------
Subscriber's Account Number at
Commonwealth Associates

------------------------------------------
Dollar Amount of Units Subscribed For

*If Subscriber is a Registered Representative with an NASD member firm, have the following acknowledgment signed by the appropriate party:

The undersigned NASD member firm                   Subscription Accepted:
acknowledges receipt of the notice required by
Rule 3040 of the NASD Conduct Rules.               INKSURE TECHNOLOGIES INC.

--------------------------------------
Name of NASD Member                                By:_______________________________________
                                                      Name:
                                                      Title:

By:___________________________________             __________________________________________
     Authorized OfficerAccepted                    Dollar Amount of Subscription Accepted

                                     ANNEX A

           Delaware General Corporations Law ss.262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(G) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of this title:

         (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

         (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                  a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

                  b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                  c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

                  d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

         (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

(d)  Appraisal rights shall be perfected as follows:

         (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

         (2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constitutent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constitutent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.